Exhibit 5

                                FOLEY & LARDNER
                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
MADISON                     FACSIMILE (414) 297-4900                       TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE

EMAIL ADDRESS                    (414) 297-5672             CLIENT/MATTER NUMBER
mnolan@foleylaw.com                                                  086120/0679


                                 August 28, 2000


WPS Resources Corporation
700 North Adams Street
P.O. Box 19001
Green Bay, WI  54307-9001

Ladies and Gentlemen:

       We have acted as counsel for WPS Resources Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Proxy Statement/Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 1,763.943 shares of common stock, $1.00 par value, of the Company (the "Common Stock") and the associated rights to purchase shares of Common Stock accompanying each share of Common Stock (the "Rights") and such additional shares of Common Stock and Rights which may be issued if the average closing price of the Common Stock during a ten-day trading period ending on and including the third trading date immediately preceding the Merger (the "Merger") contemplated by that certain Plan and Agreement of Merger dated as of July 13, 2000 (the "Merger Agreement") by and among the Company, Wisconsin Public Service Corporation, WF&L Acquisition Corp. and Wisconsin Fuel and Light Company ("WFL), each of which is a Wisconsin corporation falls below $27.79 per share, all of which are proposed to be issued by the Company in connection with the Merger. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of December 12, 1996, by and between the Company and Firstar Trust Company (the "Rights Agreement").

       In connection with our representation, we have examined: (a) the Registration Statement, including the Proxy Statement/Prospectus; (b) the Articles of Incorporation and By-Laws of the Company, as amended to date; (c) the Rights Agreement; (d) the Merger Agreement; (e) the resolutions of the Board of Directors of the Company approving the Merger Agreement and the transactions contemplated therein, dated July 13, 2000; and (f) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

Foley & Lardner
WPS Resources Corporation
August 28, 2000
Page 2


       1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

       2. The shares of Common Stock subject to issuance in the Merger, when issued pursuant to the provisions of the Merger Agreement and in a manner as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable, except with respect to debts owing to employees of the Company for services performed for the Company, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

       3. The Rights when issued pursuant to the terms of the Merger Agreement and the Rights Agreement will be validly issued.

       We hereby consent to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus which is to be filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement.

                                            Very truly yours,

                                            /s/ Foley & Lardner

                                            FOLEY & LARDNER